UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2022

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Westheimer Road, Suite G450 Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 17, 2022, Archaea Energy Inc. (the “Company”) issued a press release announcing, among other things, its preliminary results for the quarter and full year ended December 31, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, the Company’s Board of Directors (the “Board”) appointed Brian McCarthy (age 37) as Interim Chief Financial Officer of the Company, effective immediately. Mr. McCarthy has been serving the Company as Chief Investment Officer and will continue to also serve the Company in such capacity. Also, on March 3, 2022, the Board designated Chad Bellah (age 45) as the Company’s principal financial officer, effectively immediately. Mr. Bellah has been serving the Company as the Chief Accounting Officer and will continue to serve the Company in such capacity. In connection with the foregoing changes, no new compensatory arrangements were or will be entered into with Mr. McCarthy or Mr. Bellah.

Biographical information for Messrs. McCarthy and Bellah can be found in the section titled “Management” in the Company’s Registration Statement on Form S-1, which was initially filed by the Company on October 6, 2021, as amended (the “Registration Statement”), and is incorporated herein by reference. There are no family relationships between Mr. McCarthy or Mr. Bellah and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and except as previously disclosed in the Registration Statement under the section titled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference, there are no current or proposed transactions in which Mr. McCarthy or Mr. Bellah has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. McCarthy and any other person pursuant to which he was appointed as the Company’s Interim Chief Financial Officer, and there are no arrangements or understandings between Mr. Bellah and any other person pursuant to which he was designated as the Company’s principal financial officer.

In addition, on March 15, 2022, the Board appointed Edward P. Taibi (age 48) as the Company’s General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs, effective as of March 21, 2022. Mr. Taibi’s roles will include leading the Company’s legal and risk management functions and supporting the Company’s strategic development efforts. Mr. Taibi has significant experience in corporate management, transactional structuring and execution, complex legal matters, and public company governance and regulatory matters. Prior to joining the Company, Mr. Taibi was a senior executive at MacAndrews & Forbes Incorporated, a holding company with a diversified portfolio of public and private companies across a wide range of sectors, including those in regulated industries. Mr. Taibi received a B.A. from Rutgers College and a J.D. from New York University School of Law.

The above leadership changes were announced by the Company in the press release referred to in Item 2.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 17, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2022

ARCHAEA ENERGY INC.

By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Chief Executive Officer

2